As filed with the Securities and Exchange Commission on August 10, 2004 — Registration No. 333-75194

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

Fentura Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2806518 (I.R.S. Employer Identification Number)

175 North Leroy
Fenton, Michigan 48430-0725
(810) 750-8725
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Donald L. Grill Chief Executive Officer Fentura Financial, Inc. 175 North Leroy Fenton, Michigan 48430-0725 (810) 750-8725	With copy to: Harvey Koning, Esquire Varnum, Riddering, Schmidt & Howlett LLP Bridgewater Place P.O. Box 352 Grand Rapids, Michigan 49501-0352 (616) 336-6000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

                  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

                  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   |X|

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   |_|

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |_|

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock,
no par value	100,000(2)(3)	$43.625	$4,362,500	$553

(1)

Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the bid and asked price of shares of Fentura Financial, Inc. Common Stock on the OTC Bulletin Board on August 5, 2004 of $43.625.

(2)

Represents additional shares of Common Stock authorized for issuance under the Fentura Financial, Inc. Amended and Restated Automatic Dividend Reinvestment Plan. Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, the Prospectus filed as a part of this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

100,000 shares of Common Stock were previously registered when the Form S-3D (see Registration No. 333-75194) was filed on December 14, 2001. The purpose of this Amendment No. 1 to Registration Statement on Form S-3 is to register an additional 100,000 shares of Common Stock which have been reserved for issuance pursuant to approvals received by the registrant’s Board of Directors on July 29, 2004.

PROSPECTUS

FENTURA FINANCIAL, INC.

AMENDED AND RESTATED AUTOMATIC DIVIDEND REINVESTMENT PLAN

OFFERING UP TO 200,000 SHARES OF COMMON STOCK

        The Amended and Restated Automatic Dividend Reinvestment Plan of Fentura Financial, Inc., described herein, provides holders of our common stock with a convenient method of purchasing additional shares of common stock without payment of any brokerage commission or service charge.

        The shares purchased under the plan may be newly issued shares or shares purchased for plan participants in the open market, at our option. The plan does not represent a change in our dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements and other factors. Any shareholder of record owning not more than 9.9% of the total outstanding common stock of Fentura Financial, Inc. in their own name is eligible to participant in the plan.

        Shareholders of our common stock who enroll in the plan will continue to be enrolled unless they notify The State Bank that they wish to withdraw from participation (see “Description of the Plan”). Our shareholders who do not wish to participate in the plan will continue to receive cash dividends (if any), as and when declared by our board of directors.

        This Prospectus relates to shares of Fentura Financial, Inc. common stock registered for purchase under the Fentura Financial, Inc. Amended and Restated Automatic Dividend Reinvestment Plan. It is suggested that this Prospectus be retained for future reference.

        Our common stock is quoted on the OTC Bulletin Board under the symbol “FETM.” The last reported sale price of our common stock on the OTC Bulletin Board on April ________, 2004 was $________ per share.

_________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_________________

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO SELL OR A SOLICITATION OF AN OFFER TO BUY
ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS
IN ANY JURISDICTION TO ANY PERSON TO WHOM
IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

_________________

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT
SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT
INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

_________________

        The date of this Prospectus is April ________, 2004

AVAILABLE INFORMATION

        We are subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Also, any document we file with the SEC can be inspected and copied at the offices of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located in New York, New York, Chicago, Illinois, Miami, Florida, Denver, Colorado and Los Angeles, California. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms or obtaining copies of any materials.

        We have filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto referred to herein as the “Registration Statement”) under the Securities Act of 1933, as amended, with respect to the common stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to Fentura Financial, Inc. and the common stock offered hereby, reference is made to the Registration Statement, including documents incorporated by reference. Statements contained in this Prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

        We will furnish without charge to each person to whom this Prospectus is delivered, upon the person’s written or oral request, a copy of any or all of the documents described under the caption “Incorporation of Certain Documents by Reference,” other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Fentura Financial, Inc.
175 North Leroy
Fenton, Michigan 48430-0725
(810) 750-8725

FENTURA FINANCIAL, INC.

        Fentura Financial, Inc. is a financial holding company registered under the Bank Holding Company Act, as amended, and the Gramm-Leach-Bliley Act. We offer a full range of banking services and financial products through our subsidiary banks: currently, The State Bank and Davison State Bank. Our principal executive offices are located at 175 North Leroy, Fenton, Michigan 48430-0725, telephone — (810) 629-2263.

USE OF PROCEEDS

        We have no basis for estimating precisely the prices at which the shares of our common stock will be sold. However, we propose to use the net proceeds from the sale of shares of common stock pursuant to the plan, when and as received, for general corporate purposes, including investments in or advances to our subsidiaries.

DESCRIPTION OF THE PLAN

        The Fentura Financial, Inc. Amended and Restated Automatic Dividend Reinvestment Plan is described in the following questions and answers. The plan was approved by our board of directors on October 25, 2001, and became effective as of December 14, 2001. We have currently reserved 200,000 shares of our authorized and unissued common stock for issuance under the plan. All shares of our common stock issued and to be issued pursuant to the plan have been or will be, when issued, fully paid and nonassessable.

        1.         WHAT IS THE PURPOSE OF THE PLAN AND WHAT ARE ITS ADVANTAGES?

        The plan offers a convenient and economical way for the record holders of our common stock to increase their ownership of shares of our common stock without incurring brokerage commissions or service charges and without having to pay full dealer mark-ups, if any.

        To the extent that shares purchased under the plan are purchased from our authorized and unissued shares of common stock, we will use the proceeds of the sale for working capital or other general corporate purposes including investments in or advances to our subsidiaries.

        A participant in the plan may:

(a) automatically reinvest cash dividends of all shares of common stock;

(b) automatically reinvest cash dividends of less than all shares of our common stock and continue to receive cash dividends on remaining shares;

(c) avoid trading fees, service charges or other fees in connection with purchases under the plan;

(d) avoid record keeping requirements and costs for any and all shares held by The State Bank through the free custodial service and reporting provisions of the plan.

        2.        WHO ADMINISTERS THE PLAN AND WHAT REPORTS WILL PARTICIPANTS RECEIVE CONCERNING THE PLAN?

        The State Bank will administer the plan and will directly purchase shares of our common stock from us or make market purchases of our common stock under the plan for the participants. The State Bank will send each participant a statement as soon as practicable following each purchase of shares of our common stock. The State Bank will also provide plan participants with copies of any amendments to the plan and any prospectuses relating to the plan together with information for reporting dividend income for Federal income tax purposes. The State Bank will maintain shares purchased under the plan as “book entry” non-certificated securities. This means that paper certificates for shares purchased under the plan will not be issued or sent to participants, to protect participants from loss, theft or destruction of stock certificates, unless a participant requests otherwise (see Question Number 10: “WILL CERTIFICATES BE ISSUED TO PLAN PARTICIPANTS FOR SHARES PURCHASED?” below).

        All inquiries, notices, requests and other communications by participants concerning the plan should be sent to:

The State Bank
175 North Leroy
Fenton, Michigan
48430-0725
(800) 750-8725

        We reserve the right to delegate the administration of the plan at any time and without prior notice to plan participants.

        3.        WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

        Any shareholder of record owning not greater than 9.9% of the outstanding shares of our common stock in his or her own name is eligible to participate in the plan. If any shareholder owns stock which is registered in a different name and wishes to participate in the plan, it will be necessary for him or her to withdraw his or her shares from “street name” or other registration and register the stock in his or her own name.

        4.        HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

        Any eligible shareholder may participate in the plan at any time by completing a Shareholder Authorization Form and returning it to The State Bank. The Shareholder Authorization Form will direct The State Bank to apply cash dividends from shares of our common stock, owned of record by the participant and designated in the Shareholder Authorization Form, to be used to purchase shares of our common stock. If a Shareholder Authorization Form is received later than the record date for a cash dividend, the dividend will be paid to the participant in cash and participation in the plan will begin as of the next dividend payment date. A new Shareholder Authorization Form, decreasing or increasing the amount of stock subject to the plan, may be submitted at any time.

        Shareholders may choose to either:

Use the cash dividends paid on ALL shares of our common stock owned by the participant at the dividend record date to purchase as many shares as possible.

Use the cash dividends paid on ONLY A SPECIFIED NUMBER of shares (rounded to the nearest whole share) of our common stock owned by the participant at the dividend record date to purchase as many shares as possible, with the remaining dividend paid to the participant by check.

        5.        WHEN WILL FUNDS BE INVESTED UNDER THE PLAN?

        Cash dividends (if any) will be invested within a reasonable time after the dividend payment date.

        6.        WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

        Shares purchased under the plan may come from our authorized and unissued shares, if we deem it advisable, or come from shares purchased in the open market. Any market purchases may be in negotiated transactions and may be on such terms as The State Bank may determine.

        7.        WHAT IS THE PURCHASE PRICE OF THE SHARES?

        The purchase price of shares purchased pursuant to the plan will be at the “Current Market Price”, as defined below. If shares of authorized but unissued common stock are purchased directly from us with a participant’s cash dividends, the Current Market Price will be the average of the closing bid and asked prices during the five trading days immediately preceding the dividend payment date. If purchases are made in the open market, the Current Market Price will be the weighted average price of the shares purchased for all plan participants in respect to a particular dividend payment date.

        8.        HOW MANY SHARES OF OUR COMMON STOCK WILL BE PURCHASED FOR A PARTICIPANT?

        The number of shares of our common stock to be purchased depends on the amount of the participant’s dividends and the price paid for the shares. Dividends designated by a participant will be used to purchase as many shares as possible. (See Question Number 4: “HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?” above).

        9.        ARE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS IN THE PLAN?

        Plan participants will not be responsible for payment of any brokerage commissions or fees or service charges in connection with the purchase of shares of our common stock under the plan whether their shares are newly issued or purchased on the open market.

        10.        WILL CERTIFICATES BE ISSUED TO PLAN PARTICIPANTS FOR SHARES PURCHASED?

        Normally, paper certificates for shares purchased under the plan will not be issued to plan participants. Instead, shares purchased for each participant will be credited to his or her shareholder account that The State Bank maintains and held in “book entry”form for safety and convenience. However, we may elect or a participant may choose (by written notice to The State Bank) to have certificates for any number of shares credited to a participant’s account furnished to that participant without affecting his or her participation in the plan.

        11.        HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

        A participant may withdraw from the plan at any time by notifying The State Bank in writing. If a participant’s request to withdraw is received before a dividend record date, the amount of the dividend which would have otherwise been applied for the purchase of shares of our common stock on the related dividend payment date and all subsequent dividends will be paid to the withdrawing participant unless he or she re-enrolls in the plan (see Question Number 4: “HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?” above). If the request is received on or after the record date, but before the dividend payment date, shares will be purchased for the participant’s account and, as a result, the procedure outlined below for delivery of certificates, sale of shares and cash payments will be followed.

        When a participant withdraws from the plan, he or she may request that a certificate for the whole shares credited to his or her account under the plan be issued to the participant. If the participant’s account contains fractional shares, a cash payment equal to the fair market value of the common stock, as determined by us, multiplied by such fraction, together with certificates for the whole shares, will be mailed directly to the participate. A participant may not request that The State Bank sell the whole shares credited to his or her plan account or that we purchase any whole shares.

        Generally, it will require ten days to two weeks from the time notice of withdrawal from the plan is received until share certificates and the cash payment for any fractional shares are mailed to a participant. A longer time is required if the notice is received between a dividend record date and the dividend payment date.

        An eligible shareholder may again become a participant at any time following his or her withdrawal by following the procedures then in effect for enrollment in the plan (see Question Number 4: “HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?” above).

        12.        WHAT HAPPENS IF WE ISSUE A STOCK DIVIDEND, DECLARE A STOCK SPLIT, OR HAVE A RIGHTS OFFERING?

        Stock dividends in the form of common stock or split shares we distribute on shares of common stock held in “book entry” form for a participant will be credited to the participant’s shareholder account. Certificates for stock dividends and split shares distributed on shares of our common stock that are held in certificate form by and in the name of the participant will be mailed directly to that participant. In the event of a subscription rights offering or a dividend in the form of stock other than our common stock, such rights or such stock will be mailed directly to participants in the plan in the same manner as to holders of our common stock not participating in the plan.

        13.        WHO VOTES THE SHARES HELD IN THE PLAN?

        Each plan participant will, for all purposes, be the record owner of all shares standing in his or her name, and will have full voting rights as to all whole shares held by that participant, the same as if a paper certificate had been issued to each participant.

        14.   WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND SHARES OF OUR COMMON STOCK ACQUIRED THROUGH THE PLAN?

        Participants are advised to consult their own tax advisors with respect to the tax consequences of their participation in the plan. The reinvestment of cash dividends does not relieve the participant of any income tax payable on such dividends. In general, we believe that stockholders who participate in the plan will have the same Federal and state income tax consequences with respect to dividends payable to them, as any other holder of our common stock. A plan participant will be treated for Federal income tax purposes as having received, on each dividend payment date, a dividend equal to the full amount of the cash dividend payable with respect to the participant’s shares, even though that amount is not actually received by the participant in cash but, instead, is applied to the purchase of additional shares of our common stock for the participant’s account under the plan. Each year a participant will receive all required Federal income tax statements which reflect the dividends paid on shares of our common stock registered in the participant’s name and the dividends paid on the participant’s credited shares of our common stock under the plan.

        Generally, any service fees paid on a participant’s behalf are not subject to income taxes. Also, when open market purchases of our common stock are made, the pro-rata share of any brokerage fees attributable to such purchases will be included in the per-share price. The participant’s tax basis for each share is the per-share price.

        A participant will not realize any taxable income upon receipt of certificates for shares of our common stock acquired through the plan. Gain or loss may also be recognized by a participant when shares of our common stock are sold by the participant after withdrawal from the plan. The amount of such gain or loss will be the difference between the amount a participant receives for such shares and the purchase cost thereof. Statements of a participant’s plan account should be retained by the participant to help determine the tax basis of shares of our common stock acquired through the plan.

        15.        WHAT IS OUR RESPONSIBILITY UNDER THE PLAN?

        Neither The State Bank nor Fentura Financial, Inc., shall be liable in administering the plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (1) arising out of failure to terminate the participant’s plan account upon such participant’s death prior to receipt of notice in writing of such death; (2) with respect to the prices at which shares of our common stock are purchased or sold for the participant’s plan account and the time when such purchases or sales are made (provided, however, that nothing herein shall be deemed to constitute a waiver of any rights that a participant might have under the federal or applicable state securities laws); and (3) for any fluctuations in the market price after purchase or sale of shares of our common stock.

        16.        WHO INTERPRETS AND REGULATES THE PLAN?

        Our board of directors reserves the right to interpret and regulate the plan.

        17.        MAY THE PLAN BE AMENDED OR DISCONTINUED?

        Our board of directors may suspend, amend, or terminate the plan at any time. Plan participants will be notified of any such suspension, amendment or termination.

LEGAL OPINION

        The validity of the shares of our common stock being offered has been passed upon by Varnum, Riddering, Schmidt & Howlett LLP, Grand Rapids, Michigan.

EXPERTS

        Our financial statements as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 incorporated by reference in this prospectus have been incorporated herein in reliance upon the report of Crowe Chizek and Company LLC, independent registered public accountants, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The documents listed in (a) through (d) below and all documents subsequently filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated by reference in this prospectus.

    (a)        Our latest annual report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 which contains, either directly or by incorporation by reference, audited financial statements for our latest fiscal year for which a Form 10-K was required to have been filed.

(b) Our Proxy Statement for the Annual Meeting of Shareholders held on April 27, 2004 filed pursuant to Section 14(a) of the Securities Exchange Act of 1934.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

    (d)        The description of our common stock, registered under Section 12 of the Securities Exchange Act of 1934, contained in our Form 10-SB, filed with the SEC, including any amendment or reports filed for the purpose of updating such description.

(e) All information included in the future in appendices to the Fentura Financial, Inc. Amended and Restated Automatic Dividend Reinvestment Plan Prospectus.

INDEMNIFICATION

        The Michigan Business Corporation Act and provisions of the Bylaws of Fentura Financial, Inc. (“Corporation”) provide for indemnification of our directors and officers in a variety of circumstances against liabilities arising in connection with the performance of their duties. The Corporation’s Bylaws provide that its directors and officers are to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act (“MBCA”). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys’ fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys’ fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys’ fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

        In addition to the available indemnification referenced above, the Corporation’s Articles of Incorporation, as amended, limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by the Corporation or its shareholders resulting from certain negligent acts or omissions.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

        No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with any offering to be made by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Fentura Financial, Inc. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities descended herein, in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstance, create an implication that there has been no change in the facts set forth in this Prospectus or in the affairs of Fentura Financial, Inc. since the date hereof.

FENTURA FINANCIAL, INC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

        Expenses in connection with the securities being registered herein are estimated to be as follows:

Registration fee	$ 553
Blue Sky fees and expenses	0
Printing	100
Accountants fees and expenses	1,000
Legal fees and expenses	500
Miscellaneous expenses	400

Total	$ 2,553

Item 15. Indemnification of Directors and Officers.

        The Bylaws of Fentura Financial, Inc. (“Corporation”) provide that its directors and officers are to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act (“MBCA”). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys’ fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys’ fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys’ fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

        In addition to the available indemnification referenced above, the Corporation’s Articles of Incorporation, as amended, limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by the Corporation or its shareholders resulting from certain negligent acts or omissions.

        Under an insurance policy maintained by the Corporation, the directors and officers of the Corporation are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

Item 16.  Exhibits

        Reference is made to the Exhibit Index which appears on page 11.

Item 17.  Undertakings

        The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of Securities Act of 1933;

    (b)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

    (c)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Fenton, State of Michigan, on the 29th day of July, 2004.

FENTURA FINANCIAL, INC. By /s/Donald L. Grill Donald L. Grill, President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald L. Grill and Douglas J. Kelley, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 29, 2004, by the following persons in the capacities indicated.

/s/Forrest A. Shook	/s/Thomas P. McKenney
Forrest A. Shook, Chairman of the Board of Directors	Thomas P. McKenney, Vice Chairman of the Board of Directors

/s/Donald L. Grill	/s/Peggy L. Haw-Jury
Donald L. Grill, Chief Executive Officer and Director	Peggy L. Haw-Jury, Director

/s/J. David Karr
J. David Karr, Director	Thomas L. Miller, Director

/s/Brian Petty	/s/Ian W.Schonsheck
Brian P. Petty, Director	Ian W. Schonsheck, Director

/s/Douglas J. Kelley
Douglas J. Kelley, Chief Financial Officer (also
Principal Accounting Officer)

974999/4

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of Fentura Financial, Inc. (Incorporated by Reference to Form 10-SB Registration Number 0-23550)

3.2	Amendment to the Articles of Incorporation of Fentura Financial, Inc. (Incorporated by Reference to Exhibit 3(iii) to the Form 10-K filed March 20, 2001)

3.3	Bylaws of Fentura Financial, Inc. (Incorporated by Reference to Form 10-SB Registration Number 0-23550)

3.4	Amendment to the Articles of Incorporation of Fentura Financial, Inc. (Incorporated by Reference to Exhibit 3 filed with Form 10-Q for the Quarter ended March 31, 2002)

4.1	Specimen Stock Certificate*

5.1	Opinion of Varnum, Riddering, Schmidt & Howlett LLP regarding legality of securities being registered

10.1	First Amendment to the Fentura Financial, Inc. Amended and Restated Automatic Dividend Reinvestment Plan

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1	Shareholder Authorization Form*

*Previously filed

EXHIBIT 5.1

Opinion of Varnum, Riddering, Schmidt & Howlett LLP
Regarding Legality of Securities being Registered

August 4, 2004

Fentura Financial, Inc.
175 North Leroy
Fenton, Michigan 48430

Re:	Registration Statement on Form S-3 Relating to Fentura Financial, Inc. Common Stock

Gentlemen:

        With respect to the Amendment No. 1 to Registration Statement on Form S-3 (the “Registration Statement”), filed by Fentura Financial, Inc., a Michigan corporation (the “Company”), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 100,000 shares of the Company’s common stock, no par value, for issuance as described, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 100,000 shares covered by the Registration Statement have been duly and validly authorized by Fentura Financial, Inc., and, when sold, will have been duly and validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Sincerely,

VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

/s/ Varnum, Riddering, Schmidt & Howlett LLP

Exhibit 10.1

FIRST AMENDMENT TO THE FENTURA FINANCIAL, INC.
AMENDED AND RESTATED AUTOMATIC DIVIDEND REINVESTMENT PLAN

BACKGROUND

    1.        Fentura Financial, Inc. (the “Company”) previously adopted and approved the Fentura Financial, Inc. Amended and Restated Automatic Dividend Reinvestment Plan (the “Plan”).

    2.        The Plan provides for the reservation, for purposes of the Plan, of one hundred thousand (100,000) shares of the Company’s common stock, no par value per share.

    3.        The Company desires to amend the Plan to provide for an additional one hundred thousand (100,000) shares to be authorized under the Plan.

AMENDMENT

    1.        Each reference in the Plan to the total number of shares authorized under the Plan being one hundred thousand (100,000) shares, is hereby deleted in its entirety and replaced with a reference to two hundred thousand (200,000) shares.

    2.        Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

        Approved by the Board of Directors of the Company on July 29, 2004.

FENTURA FINANCIAL, INC. By /s/ Ronald L. Justice Ronald L. Justice, Secretary

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3D (File No. 333-75194) and in the Amendment No. 1 to Registration Statement of Fentura Financial, Inc. on Form S-3 effective August 6, 2004 of our report dated February 5, 2004 on the Consolidated Financial Statements of Fentura Financial, Inc., which report is included in the 2003 Annual Report on Form 10-K of Fentura Financial, Inc., and to the use of our name as it appears under the caption “Experts.”

CROWE CHIZEK AND COMPANY LLC /s/ Crowe Chizek and Company LLC

Grand Rapids, Michigan
August 6, 2004.